Exhibit 99.1

NEWS RELEASE
	Contacts:	Quintana Energy Services
Keefer M. Lehner, EVP & CFO
832-518-4094
ir@qesinc.com

For Immediate Release		Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
WTTR@dennardlascar.com

QUINTANA ENERGY SERVICES ANNOUNCES 2017 FOURTH QUARTER

EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON, TX – March 15, 2018 – Quintana Energy Services Inc. (NYSE: QES) (“QES” or the “Company”) announced today that it will release fourth quarter and full-year 2017 financial results on Wednesday, March 28, 2018 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will also be broadcast live over the Internet, on Thursday, March 29, 2018 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

What:	Quintana Energy Services Fourth Quarter 2017 Earnings Conference Call

When:	Thursday, March 29, 2018 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone – By dialing 1-201-389-0867 and asking for the QES call at least 10 minutes prior to the start time, or Live over the Internet – By logging onto the web at the address below

Where:	https://ir.quintanaenergyservices.com/ir-calendar

For those who cannot listen to the live call, a replay will be available through April 5, 2018, and may be accessed by dialing 201-612-7415 and using pass code 13677321#. Also, an archive of the webcast will be available shortly after the call at https://ir.quintanaenergyservices.com/ir-calendar for 90 days.

About Quintana Energy Services

QES is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the U.S. QES’s primary services include: directional drilling, pressure pumping, pressure control and wireline services. The Company offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities. More information is available at www.quintanaenergyservices.com.